AMENDMENT NO. 1
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of November 4, 2009, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Aim Advisors, Inc. (the “Adviser”), on behalf of AIM Growth Series, and each of Invesco Trimark Ltd., formerly AIM Funds Management Inc., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Global Asset Management (N.A.), Inc., Invesco Hong Kong Limited, Invesco Institutional (N.A.), Inc., and Invesco Senior Secured Management, Inc. (each a “Sub-Advisor” and, collectively, the “Sub-Advisors”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Contract to change the name of AIM Independence Now Fund, AIM Independence 2010 Fund, AIM Independence 2020 Fund, AIM Independence 2030 Fund, AIM Independence 2040 Fund and AIM Independence 2050 Fund to AIM Balanced-Risk Retirement Now Fund, AIM Balanced-Risk Retirement 2010 Fund, AIM Balanced-Risk Retirement 2020 Fund, AIM Balanced-Risk Retirement 2030 Fund, AIM Balanced-Risk Retirement 2040 Fund and AIM Balanced-Risk Retirement 2050 Fund, respectively;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
AIM Balanced-Risk Retirement Now Fund
AIM Balanced-Risk Retirement 2010 Fund
AIM Balanced-Risk Retirement 2020 Fund
AIM Balanced-Risk Retirement 2030 Fund
AIM Balanced-Risk Retirement 2040 Fund
AIM Balanced-Risk Retirement 2050 Fund
AIM Basic Value Fund
AIM Conservative Allocation Fund
AIM Global Equity Fund
AIM Growth Allocation Fund
AIM Income Allocation Fund
AIM International Allocation Fund
AIM Mid Cap Core Equity Fund
AIM Moderate Allocation Fund
AIM Moderate Growth Allocation Fund
AIM Moderately Conservative Allocation Fund
AIM Small Cap Growth Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.
          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO AIM ADVISORS, INC. Advisor
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO TRIMARK LTD. Sub-Advisor
By:	/s/ Eric Adelson
Name:	Eric Adelson
Title:	Senior Vice President, Legal

By:	/s/ Wayne Bolton
Name:	Wayne Bolton
Title:	Vice President, Compliance

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Advisor
By:	/s/ Karl Bayer /s/ Jens Langewand
Name:	Karl Bayer Jens Langewand
Title:	Managing Directors

INVESCO ASSET MANAGEMENT LIMITED Sub-Advisor
By:	/s/ Michelle Moran
Name:	Michelle Moran
Title:	Head of Legal for UK & Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Advisor
By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED Sub-Advisor
By:	/s/ Mark Yesberg /s/ Ian Coltman
Name:	Mark Yesberg Ian Coltman
Title:	Head of Product & Marketing Head of Legal

INVESCO GLOBAL ASSET MANAGEMENT (N.A.), INC. Sub-Advisor
By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Secretary

INVESCO HONG KONG LIMITED Sub-Advisor
By:	/s/ Desmond Ng /s/ Fanny Lee
Name:	Desmond Ng Fanny Lee
Title:	Director Director

INVESCO INSTITUTIONAL (N.A.), INC.

Sub-Advisor

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor
Title:	Secretary & General Counsel

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Advisor

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor
Title:	Secretary & General Counsel